EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of CPI Holdco, Inc., a Delaware corporation ("CPI Holdco"), whose signature appears below constitutes and appoints O. Joe Caldarelli and Joel A. Littman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power and authority to each of them to act without the other and with full power of substitution and re-substitution in the name and on behalf of the undersigned in any and all capacities stated below: (1) to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-1, or any other form for which CPI Holdco is eligible, together with the exhibits thereto, and any and all amendments and supplements to such Registration Statements (including post-effective amendments and supplements), for the registration under the Securities Act of 1933, as amended, of shares of CPI Holdco's common stock, $0.01 par value per share (which amendments may make such changes in such Registration Statements as any such attorney-in-fact may deem appropriate); and (2) to take any and all actions and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ O. Joe Caldarelli	Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2005

O. Joe Caldarelli

/s/ Robert A Fickett	President, Chief Operating Officer and Director	December 21, 2005

Robert A. Fickett

/s/ Joel A. Littman	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 21, 2005

Joel A. Littman

/s/ Michael Targoff	Chairman of the Board of Directors	December 21, 2005

Michael Targoffof

/s/ Michael F. Finley	Director	December 21, 2005

Michael F. Finley

/s/ Jeffrey P. Hughes	Director	December 21, 2005

Jeffrey P. Hughes

/s/ Chris Toffales	Director	December 21, 2005

Chris Toffales